Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

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                         NEW YORK STATE ELECTRIC & GAS
                                  CORPORATION
             (Exact name of Registrant as specified in its charter)

                      NEW YORK                    15-0398550
           (State or other jurisdiction of     (I.R.S. Employer
            incorporation or organization)    Identification No.)

                4500 VESTAL PARKWAY EAST, BINGHAMTON, N.Y. 13903
                    (Address of principal executive offices)

                   NEW YORK STATE ELECTRIC & GAS CORPORATION
                         EMPLOYEES' STOCK PURCHASE PLAN
                              (Full title of plan)

                              --------------------

                              SHERWOOD J. RAFFERTY
                          VICE PRESIDENT AND TREASURER
                   NEW YORK STATE ELECTRIC & GAS CORPORATION
                                 P.O. BOX 3287
                            ITHACA, N.Y. 14852-3287
                    (Name and address of agent for service)
                                 (607) 347-4131
         (Telephone number, including area code, of agent for service)

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
                                                      CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED        PROPOSED
                                                        AMOUNT         MAXIMUM         MAXIMUM       AMOUNT OF
                                                        TO BE       OFFERING PRICE    AGGREGATE     REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED               REGISTERED      PER SHARE     OFFERING PRICE       FEE
- ------------------------------------------           ------------  ---------------  --------------  ------------
Common Stock,
  ($6.66 2/3 Par Value) ...........................   500,000 Shs.     $ 25.25*      $ 12,625,000*   $ 4,354

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h).

     Pursuant to the provisions of Rule 429 under the Securities Act of 1933, the Prospectus relating to this Registration Statement also relates to shares of Common Stock of the Registrant covered by Registration No. 33-13882.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The contents of Registration Statement on Form S-8 No. 33-13882 (filed April 30, 1987) as amended by Amendment No. 1 to the Registration Statement (filed May 15, 1987) are incorporated by reference into this Registration Statement as if set forth herein.

Item 3. Incorporation of Certain Documents by Reference

     There are hereby incorporated by reference in this Registration Statement the following documents heretofore filed with the Securities and Exchange
Commission:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993, filed pursuant to the Securities Exchange Act of 1934 ("1934 Act").

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994, filed pursuant to the 1934 Act.

     3. The Company's Current Reports on Forms 8-K and 8-K/A dated June 9, 1994, filed pursuant to the 1934 Act.

     All documents filed by the Company pursuant to Sections 13 or 14 of the 1934 Act prior to the filing of a post-effective amendment which indicates that all of the securities have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and be a part hereof from the date of filing of such documents.

Item 4. Description of Common Stock

     The following statements with respect to the Common Stock ($6.66 2/3 Par Value), Preferred Stock and the Preference Stock (none of the Preference Stock now being outstanding) are summaries of certain provisions of the Company's Certificate of Incorporation setting forth the designations, preferences, privileges and voting powers of such stock and the restrictions or qualifications thereof. The statements herein contained are summaries and reference is made to the Certificate of Incorporation filed as an exhibit to this Registration Statement for the full provisions.

     Dividend Limitations. After dividends on all outstanding Preferred Stock and Preference Stock have been paid, or declared and funds set apart for their payment, the Common Stock is entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor. So long as senior securities are outstanding, cash dividends can be paid on Common Stock only out of retained earnings accumulated since December 31, 1946. Such dividends are limited to 75% of Net Income Available for Common Stock if Common Stock Equity falls below 25% of total capitalization, and to 50% if Common Stock Equity falls below 20%. The Company's Common Stock Equity at June 30, 1994 was approximately 45% of total capitalization. No dividends on Common Stock can be paid unless all sinking fund requirements of the Preferred Stock and Preference Stock are met. The Company has not been restricted in the payment of dividends on Common Stock by these provisions and does not believe that it will be so restricted in the future.

     Voting Rights. Record holders of Common Stock have one vote for each share held and are entitled to cumulative voting in the election of directors.

     The Company's Board of Directors is divided into three classes serving staggered three-year terms. The classification of directors makes it more difficult for a minority stockholder to elect a director by cumulative voting. The provision for classification does not apply in the event that the holders of Preferred Stock or Preference Stock become entitled to elect directors, as described below.

     If Preferred Stock dividends are in default in an amount equivalent to four full quarter-yearly dividends, the holders of the Preferred Stock voting separately as a class are entitled to elect a majority of the Board of Directors and their privilege continues until all dividends in default have been paid. If Preference Stock dividends are in default in an amount equivalent to four full quarter-yearly dividends, the holders of the Preference Stock, voting separately as a class, are entitled to elect two members of the Board of Directors and their privilege continues until all dividends in default have been paid. Neither the holders of the Preferred Stock nor the holders of Preference Stock are entitled to

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

vote on any other matters except those in respect of which voting rights cannot be denied or waived under any provision of law and except that certain corporate actions may not be effected without the favorable vote of specified percentages of the Preferred Stock and, in some cases, the Preference Stock.

     Preemptive Rights. No holder of any class of stock is entitled to any preemptive right to purchase or subscribe for any shares of stock issued by the Company or to any obligations convertible into or carrying options to purchase stock of the Company, or to any other preemptive rights under the laws of the State of New York.

     Other Rights. The outstanding shares of Common Stock are fully paid and non-assessable. After satisfaction of the preferential liquidation rights of the Preferred Stock and the Preference Stock, the holders of the Common Stock are entitled to share ratably in the distribution of all remaining assets.

     Listing. The Common Stock is listed on the New York Stock Exchange.

     Transfer Agent and Registrar. The Transfer Agent and Registrar for the Common Stock is Chemical Bank, 450 West 33rd Street, New York, N.Y. 10001.

Item 8. List of Exhibits.

     See Exhibit Index.

Item 9. Undertakings

A. Undertaking to Update Annually.

     The Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that the undertakings set forth in paragraphs (i) and
(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 ("1934 Act") that are incorporated by reference in this Registration Statement.

          (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Incorporation of Subsequent Exchange Act Documents by Reference.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Indemnification

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant's By-Laws, the

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BCL or otherwise, the Registrant has been advised that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of August, 1994.

                                     New York State Electric & Gas Corporation

                                     By                J. A. Carrigg*
                                                          Chairman

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:
      J. A. Carrigg*            Chairman and Director             August 9, 1994

Principal Financial Officer:
      S. J. Rafferty*           Vice President and Treasurer      August 9, 1994

Principal Accounting Officer:
      E. A. Robinson*           Vice President and Controller     August 9, 1994

Directors:
      Alison P. Casarett*       Director
      Everett A. Gilmour*       Director
      Paul L. Gioia*            Director
      John M. Keeler*           Director
      Allen E . Kintigh*        Director                          August 9, 1994
      Ben E. Lynch*             Director
      Alton G. Marshall*        Director
      David R. Newcomb*         Director
      Robert A. Plane*          Director
      C. William Stuart*        Director

*By   T.G. Borkowsky
      (T. G. Borkowsky, attorney-in-fact)

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

                                EXHIBIT INDEX


  Exhibit No.                                               Reference
  -----------                                               ---------
   * 4-1    Restated Certificate of Incorporation   (Filed in Registration
            of the Company pursuant to Section 807   No. 33-50719 as Exhibit
            of the Business Corporation Law filed    No. 4-11).
            in the Office of the Secretary of
            State of the State of New York on
            October 25, 1988.

   * 4-2    Certificate of Amendment of the         (Filed in Registration
            Certificate of Incorporation filed in    No. 33-50719 as Exhibit
            the Office of the Secretary of State     No. 4-12).
            of the State of New York on October 17,
            1989.

   * 4-3    Certificate of Amendment of the         (Filed in Registration
            Certificate of Incorporation filed in    No. 33-50719 as Exhibit
            the Office of the Secretary of State of  No. 4-13).
            the State of New York on May 22, 1990.

   * 4-4    Certificate of Amendment of the         (Filed in Registration
            Certificate of Incorporation filed in    No. 33-50719 as Exhibit
            the Office of the Secretary of State of  No. 4-14).
            the State of New York on October 31,
            1990.

   * 4-5    Certificate of Amendment of the         (Filed in Registration
            Certificate ofIncorporation filed in     No. 33-50719 as Exhibit
            the Office of the Secretary of State of  No. 4-15).
            the State of New York on February 6,
            1991.

   * 4-6    Certificate of Amendment of the         (Filed in Registration
            Certificate of Incorporation filed in    No. 33-50719 as Exhibit
            the Office of the Secretary of State of  No. 4-16).
            the State of New York on October 15,
            1991.

   * 4-7    Certificate of Merger of Columbia Gas   (Filed in Registration
            of New York, Inc. into the Company       No. 33-50719 as Exhibit
            filed in the Office of the Secretary     No. 4-20).
            of State of the State of New York on
            April 8, 1991.

   * 4-8    Certificate of Amendment of the         (Filed in Registration
            Certificate of Incorporation filed in    No. 33-50719 as Exhibit
            the Office of the Secretary of State of  No. 4-17).
            the State of New York on May 28, 1992.

   * 4-9    Certificate of Amendment of the         (Filed in Registration
            Certificate of Incorporation filed in    No. 33-50719 as Exhibit
            the Office of the Secretary of State of  No. 4-18).
            the State of New York on October 20,
            1992.

   * 4-10   Certificate of Amendment of the         (Filed in Registration
            Certificate of Incorporation filed in    No. 33-50719 as Exhibit
            the Office of the Secretary of State of  No. 4-19).
            the State of New York on October 14,
            1993.

   * 4-11   Certificate of Amendment of the         (Filed in Company's 10-K
            Certificate of Incorporation filed in    for year ended December 31,
            the Office of the Secretary of State of  1993, File No. 1-3103-2,
            the State of New York on December 10,    as Exhibit No. 3-11).
            1993.

   * 4-12   Certificate of Amendment of the         (Filed in Company's 10-K
            Certificate of Incorporation filed in    for year ended December 31,
            the Office of the Secretary of State of  1993, File No. 1-3103-2,
            the State of New York on December 20,    as Exhibit No. 3-12).
            1993.

  Exhibit No.                                                  Reference
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   * 4-13   Certificate of Amendment of the         (Filed in Company's 10-K
            Certificate of Incorporation filed in    for year ended December 31,
            the Office of the Secretary of State of  1993, File No. 1-3103-2,
            the State of New York on December 20,    as Exhibit No. 3-13).
            1993.

   * 4-14   By-Laws of the Company as amended       (Filed in Company's 10-K
            February  25, 1994.                      for year ended December 31,
                                                     1993, File No. 1-3103-2,
                                                     as Exhibit No. 3-15).

    4-15    Employees' Stock Purchase Plan, as
            amended July 8, 1994.

    23-1    Consent of Coopers & Lybrand.

    24-1    Power of Attorney of Directors and
            Officers.

    24-2    Power of Attorney of Company.


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* Incorporated by reference.